As filed with the Securities and Exchange Commission on June 25, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               USA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                             59-2712887
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)


   152 West 57th Street, New York, NY                               10019
(Address of Principal Executive Offices)                         (Zip Code)

                 TICKETMASTER GROUP, INC. STOCK OPTION AGREEMENT
                              WITH FREDRIC D. ROSEN
                            (Full title of the plan)

                                 THOMAS J. KUHN
                               USA NETWORKS, INC.
                              152 WEST 52ND STREET
                               NEW YORK, NY 10019
                     (Name and address of agent for service)

                                 (212) 314-7300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------ ---------------- ----------------------- ----------------------- -------------------
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE        OFFERING PRICE            AGGREGATE             AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)         PER SHARE             OFFERING PRICE       REGISTRATION FEE
------------------------------------ ---------------- ----------------------- ----------------------- -------------------
==================================== ================ ======================= ======================= ===================
Common Stock,                        1,499,089           N/A                     35,108,664              (2)
  par value $.01 per share           shares
==================================== ================ ======================= ======================= ===================

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of
         (a) preliminary proxy materials on Schedule 14A of Ticketmaster Group, Inc. on May 1, 1998, (b) the Registrant's Registration Statement on Form S-4 (333-53093) on May 20, 1998, and (c) Amendment No. 2 thereto, filed on June 24, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                             INTRODUCTORY STATEMENT

          This Registration Statement on Form S-8 (the "Registration Statement") of USA Networks, Inc., a Delaware corporation (the "Company" or the "Registrant"), relates to up to 1,499,089 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the Ticketmaster Group, Inc. ("Ticketmaster") Stock Option Agreement with Fredric D. Rosen (the "Plan"). All such shares of Common Stock were previously included in the Registration Statement on Form S-4 (as amended) originally filed by the Registrant with the Securities and Exchange Commission on May 20, 1998 (No. 333-53093).

          On June 24, 1998, Brick Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Brick"), was merged with and into Ticketmaster (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of March 20, 1998, among the Registrant, Brick and Ticketmaster (the "Ticketmaster Merger Agreement"). As a result of the Merger, each outstanding share of Ticketmaster Common Stock (with certain specified exceptions) was converted into shares of Common Stock pursuant to the exchange ratio (the "Exchange Ratio") set forth in the Merger Agreement. Also as a result of the Merger, shares of Ticketmaster Common Stock are no longer issuable upon the exercise of options to purchase Ticketmaster Common Stock ("Options") pursuant to the Plan. Instead, upon exercise of Options, the participant in the Plan will receive that number of shares of Common Stock of the Registrant equal to the number of shares of Ticketmaster Common Stock issuable immediately prior to the effective time of the Merger upon exercise of an Option multiplied by the Exchange Ratio, with an exercise price for each share of Common Stock equal to the exercise price for a share of Ticketmaster Common Stock which existed under the corresponding Option divided by the Exchange Ratio (subject to adjustment as provided in the applicable Plan).

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and the Company's Current Reports on Form 8-K filed January 9, 1998 (amending Form 8-K filed on February 13, 1996), January 16, 1998, January 23, 1998, February 13, 1998, February 23, 1998, April 1, 1998, May 1, 1998 and
May 19, 1998;

          (c) The information contained in the Company's Proxy Statement, dated January 12, 1998, for its annual meeting of stockholders held on February 11, 1998, filed with the Commission on January 13, 1998; and

          (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-4, dated November 20, 1996 (No. 333-16437).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Registrant's By-Laws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant's By-Laws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits by or in the right of the Registrant, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to the Registrant, unless a court determines that indemnification is fair and reasonable in view of all the circumstances. The Registrant's By-Laws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 8. EXHIBITS.

Exhibit
Number       Description of Exhibit
-------      ----------------------
5.01         Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered
23.01        Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.01 hereto)
23.02        Consent of Deloitte & Touche LLP
23.03        Consent of Ernst & Young LLP
23.04        Consent of KPMG Peat Marwick LLP
23.05        Consent of Price Waterhouse LLP
23.06        Consent of Price Waterhouse LLP
24.01        Power of Attorney (included on Page II-6 of this Registration
             Statement)
99.01        Ticketmaster Group, Inc. Stock Option Agreement, dated December 15,
             1993, between Ticketmaster Group, Inc. and Fredric D. Rosen


ITEM 9. UNDERTAKINGS.

          A. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of June, 1998.

                                   USA NETWORKS, INC.


                                   By:  /s/ Barry Diller
                                        ----------------------------
                                                 Barry Diller
                                          Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor A. Kaufman and Thomas J. Kuhn, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on June 25, 1998.

           SIGNATURE                                    TITLE

/s/  Barry Diller                      Chairman of the Board,
------------------------------------   Chief Executive Officer and Director
      Barry Diller

/s/  Victor A. Kaufman                 Office of the Chairman, Chief Financial
------------------------------------   Officer and Director (Principal Financial
      Victor A. Kaufman                Officer)


 /s/  Michael P. Durney                Controller (Chief Accounting Officer)
------------------------------------
      Michael P. Durney


/s/ Paul G. Allen                      Director
------------------------------------
      Paul G. Allen

/s/ Frank J. Biondi                    Director
------------------------------------
      Frank J. Biondi, Jr.


/s/ Edgar Bronfman                     Director
------------------------------------
      Edgar Bronfman, Jr.

/s/ James G. Held                      Director
------------------------------------
      James G. Held

/s/ Robert W. Matschullat              Director
------------------------------------
      Robert W. Matschullat

/s/ Samuel Minzberg                    Director
------------------------------------
      Samuel Minzberg

/s/  William D. Savoy                  Director
------------------------------------
      William D. Savoy

/s/ H. Norman Schwarzkopf              Director
------------------------------------
      H. Norman Schwarzkopf

/s/ Richard E. Snyder                  Director
------------------------------------
      Richard E. Snyder

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                EXHIBIT DESCRIPTION

5.01 Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered

23.01 Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.01 hereto)

23.02      Consent of Deloitte & Touche LLP

23.03      Consent of Ernst & Young LLP

23.04      Consent of KPMG Peat Marwick LLP

23.05      Consent of Price Waterhouse LLP

23.06      Consent of Price Waterhouse LLP

24.01      Power of Attorney (included on Page II-6 of this Registration
           Statement)

99.01 Ticketmaster Group, Inc. Stock Option Agreement, dated December 15, 1993, between Ticketmaste Group, Inc. and Fredric D. Rosen